                       STOCK AND WARRANT PURCHASE AGREEMENT

                                     BETWEEN

                                  PC QUOTE, INC.

                                       AND

                              IMPRIMIS INVESTORS LLC

                                       AND

                          WEXFORD SPECTRUM INVESTORS LLC

                                 OCTOBER 15, 1997



TABLE OF CONTENTS
1.  Definitions
2.  Purchase and Sale of Shares and Warrants
3.  Representations and Warranties of Buyers
    (a)  Organization of Buyer
    (b)  Authorization of Transaction
    (c)  Noncontravention
    (d)  Broker's Fees
    (e)  Investment
    (f)  Buyers' Qualifications
4.  Representations and Warranties of Seller
    (a)  Authorization of Transaction
    (b)  Organization, Qualification, and Corporate Power
    (c)  Capitalization
    (d)  Noncontravention
    (e)  Brokers' Fees
    (f)  Title to Tangible Assets
    (g)  Financial Statements
    (h)  Legal Compliance
    (i)  Tax Matters
    (j)  Real Property
    (k)  Intellectual Property
    (l)  Contracts
    (m)  Powers of Attorney
    (n)  Litigation
    (o)  Employee Benefits
    (p)  No Undisclosed or Contingent Liabilities
    (q)  Absence of Certain Changes

    (r)  Patents, Trade Names, Trademarks, Etc.
    (s)  Insurance
    (t)  Products
    (u)  Environmental Protection
5.  Pre-Closing Covenants
    (a)  General
    (b)  Notices and Consents
    (c)  Operation of Business
    (d)  Full Access
    (e)  Notice of Developments
    (f)  Exclusivity
6.  Post-Closing Covenants
    (a)  General
    (b)  Litigation Support
    (c)  Rights Offering
    (d)  Repurchase of Shares from Buyers
    (e)  Reservation of Shares
    (f)  Registration Rights
    (g)  Delivery of Resolutions Adopted
    (h)  Negative Covenants
7.  Additional Conditions Precedent
    (a)  Conditions to Obligation of Buyers
    (b)  Conditions to Obligation of Sellers
8.  Remedies for Breaches of This Agreement
    (a)  Survival of Representations and Warranties
    (b)  Indemnification Provisions for Benefit of Buyers
    (c)  Indemnification Provisions for Benefit of Seller
    (d)  Matters Involving Third Parties
    (e)  Determination of Adverse Consequences
    (f)  Other Indemnification Provisions
9.  Termination
    (a)  Termination of Agreement
    (b)  Effect of Termination
10. Miscellaneous
    (a)  Press Releases and Public Announcements
    (b)  No Third Party Beneficiaries
    (c)  Entire Agreement
    (d)  Succession and Assignment
    (e)  Counterparts
    (f)  Headings
    (g)  Notices
    (h)  Governing Law
    (i)  Amendments and Waivers
    (j)  Severability
    (k)  Expenses

    (l)  Construction
    (m)  Incorporation of Exhibits, Annexes, and Schedules

Exhibit A--Historical Financial Statements
Exhibit B--Form of Common Stock Purchase Warrants
Exhibit C--Form of Opinion of Counsel to Seller
Exhibit D--Form of Buyers' Officer Certificates
Exhibit E--Certificate of Incorporation of Seller
Exhibit F--By-laws of Seller
Exhibit G--Proxy Statement of Seller
Exhibit H--Financial Statements of Seller
Schedule 4(c) Capitalization
    Exhibit 4(c)(1) Agreement of Physicians Insurance Company of Ohio
    Exhibit 4(c)(2) Agreement of PICO Holdings, Inc.
Schedule 4(d) Noncontravention
    Exhibit 4(d)(1) Written Consent of Physicians Insurance Company of Ohio
    Exhibit 4(d)(2) Written Consent of PICO Holdings, Inc.
Schedule 4(k) Intellectual Property
Schedule 4(l) Contracts
Schedule 4(m) Powers of Attorney
Schedule 4(n) Litigation
Schedule 4(o) Employee Benefit Plans
Schedule 4(p) Undisclosed or Contingent Liabilities
Schedule 4(q) Absence of Certain Changes
Schedule 4(r) Patents, Trademarks, Trade Names, Etc.
Schedule 4(s) Insurance
Schedule 4(t) Products
Schedule 6(h) Transactions with Affiliates

                       STOCK AND WARRANT PURCHASE AGREEMENT


    Agreement entered into as of October 15, 1997, by and between Imprimis Investors LLC, a limited liability company organized under the laws of the State of Delaware, and Wexford Spectrum Investors LLC, a limited liability company organized under the laws of the State of Delaware (each, individually, a "Buyer" and, collectively, the "Buyers") and PC Quote, Inc., a Delaware corporation (the "Seller"). Buyers and Seller are referred to collectively herein as the "Parties."

    This Agreement contemplates a transaction in which Buyers will purchase from Seller, and Seller will sell to Buyer, up to an aggregate of five million shares of Seller's common stock, par value $0.001 per share (the "Common Stock"), and warrants to purchase up to an additional 1,000,000 shares of Seller's Common Stock for an aggregate purchase price of up to $5 million. Up to four million of such shares of Common Stock shall be repurchased by Seller from Buyers under certain circumstances set forth herein at a purchase price of $1.00 per share.

    Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

    1.   DEFINITIONS.

    "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

    "ADDITIONAL WARRANTS" shall mean the Common Stock Purchase Warrants in the aggregate entitling Buyer to purchase up to 500,000 Shares at an exercise price of $2.00 per Share, exercisable at any time prior to the fifth anniversary of this Agreement, each substantially in the form attached hereto as Exhibit B.

    "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

    "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

    "AFFILIATED GROUP" means any affiliated group within the meaning of Code
Section 1504.

    "BUYER" and "Buyers" have the meanings set forth in the preface above.

    "CLOSING DATE" shall mean either the First Closing Date, the Second Closing Date or the Third Closing Date, as the context may require.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of Seller that is not already generally available to the public.

    "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

    "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section
3.

    "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section
3.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(g) below.

    "FIRST CLOSING DATE" shall mean October 15, 1997.

    "GAAP" means United States generally accepted accounting principles as in effect from time to time.

    "INCOME TAX" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

    "INCOME TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

    "INDEMNIFIED PARTY" has the meaning set forth in Section 8 below.

    "INDEMNIFYING PARTY" has the meaning set forth in Section 8 below.

    "INITIAL WARRANTS" shall mean the Common Stock Purchase Warrants entitling Buyers to purchase up to 500,000 Shares at an exercise price of $2.00 per Share, exercisable at any time prior to the fifth anniversary of this Agreement, substantially in the form attached hereto as Exhibit B.

    "KNOWLEDGE" means actual knowledge without independent investigation.

    "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

    "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

    "PARTY" has the meaning set forth in the preface above.

    "PBGC" means the Pension Benefit Guaranty Corporation.

    "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any entity similar to any of the foregoing.

    "PURCHASE PRICE" has the meaning set forth in Section 2 below.

    "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

    "RIGHTS OFFERING" shall have the meaning set forth in Section 6 below.

    "SECOND CLOSING DATE" shall mean October 20, 1997.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable[or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

    "SELLER" has the meaning set forth in the preface above.

    "SHAREHOLDERS MEETING" shall mean Seller's 1997 Annual Meeting to be held October 16, 1997 or the date upon which such meeting may be reconvened due to adjournment or postponement of such meeting.

    "SHARES" means Seller's shares of Common Stock.

    "THIRD CLOSING DATE" shall mean a date agreed to by the Parties, but in no event later than seven days after the Shareholders Meeting; provided the shareholders vote to approve the proposal to increase Seller's capital stock.

    "THIRD PARTY CLAIM" has the meaning set forth in Section 8 below.

    "WARRANTS" shall mean the Initial Warrants and the Additional Warrants.

    2. PURCHASE AND SALE OF SHARES AND WARRANTS. On the Closing Dates, in the manner set forth in this Section 2, upon the terms set forth in this Agreement, and in reliance on the representations and warranties contained herein, Seller will sell, transfer and deliver to Buyers, and Buyers will purchase from Seller, up to 5,000,000 Shares and the Initial Warrants for an aggregate purchase price (the "Purchase Price") of up to $5,000,000, in all cases free and clear of all interests, liens, charges, encumbrances, equities, claims, assessments and options of whatever nature; except with respect to the Warrants, for the exercise price of the Warrants as detailed herein:

    (a)  On the First Closing Date, as a condition precedent to such closing,

         (i)   Seller shall deliver to Buyers the following:

               (A) stock certificates representing an aggregate of 1,450,000 Shares in such names and denominations as Buyers shall jointly instruct Seller;

               (B) the Initial Warrants in such names and denominations as Buyers shall jointly instruct Seller;

               (C) an opinion of Seller's counsel substantially in the form of Exhibit C hereto;

         (ii) Seller shall deliver to an escrow agent to be selected by Seller with the advice and consent of Buyers (the "Escrow Agent"), Additional Warrants entitling Buyers (under certain circumstances) to purchase up to 145,000 Shares on the same terms as the Initial Warrants; and

         (iii) Buyers shall deliver to Seller the following:

               (A) officers' certificates substantially in the form of Exhibit D hereto;

               (B) a certified check or wire transfer in the amount of $1,450,000.

    (b)  On the Second Closing Date, as a condition precedent to such closing,

         (i)  Seller shall deliver to Buyers the following:

               (A) stock certificates representing an aggregate of 550,000 Shares in such names and denominations as Buyers shall jointly instruct Seller;

               (B) an opinion of Seller's counsel substantially in the form of Exhibit C hereto;

         (ii) Seller shall deliver to the Escrow Agent, Additional Warrants entitling Buyers (under certain circumstances) to purchase up to 55,000 Shares on the same terms as the Initial Warrants; and

         (iii) Buyers shall deliver to Seller the following:

               (A) officers' certificates substantially in the form of Exhibit D hereto;

               (B) a certified check or wire transfer in the amount of $550,000.

    (c) On the Third Closing Date, provided that the number of Shares authorized for issuance by Seller has been sufficiently increased at the Shareholders Meeting, as a condition precedent to such closing,

         (i)   Seller shall deliver to Buyers the following:

               (A) stock certificates representing 3,000,000 Shares in such names and denominations as Buyers shall jointly instruct Seller;

               (B) an opinion of Seller's counsel substantially in the form of Exhibit C hereto;

         (ii) Seller shall deliver to the Escrow Agent, Additional Warrants entitling Buyers (under certain circumstances) to purchase up to 300,000 Shares on the same terms as the Initial Warrants; and

         (iii) Buyers shall deliver to Seller the following:

               (A) officers' certificates substantially in the form of Exhibit D hereto;

               (B) a certified check or wire transfer in the amount of $3,000,000.

    3. REPRESENTATIONS AND WARRANTIES OF BUYERS. Each Buyer represents and warrants to Seller that the statements contained in this Section 3 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of each Closing Date (as though made on and as of such Closing Date as if such Closing Date were substituted for the date of this Agreement throughout this Section 3).

         (a) ORGANIZATION OF BUYERS. Each Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) AUTHORIZATION OF TRANSACTION. Each Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Buyer, enforceable in accordance with its terms. Neither Buyer needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) NONCONTRAVENTION. To the Knowledge of each Buyer, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Buyer is subject or any provision of its
 Certificate of Limited Liability Company or Limited Liability Company Agreement or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Buyer is a party or by which it is bound or to which any of its assets is subject.

         (d) BROKERS' FEES. Neither Buyer has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

         (e) INVESTMENT. Buyers are acquiring the Shares and the Warrants for investment purposes and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         (f) BUYERS' QUALIFICATIONS. Each Buyer (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Seller and (b) has had the opportunity to ask questions of, and receive answers from, Seller and its management concerning the terms and conditions of the offering of the Shares and the Warrants hereunder and to obtain additional information; and
    (c) is an Accredited Investor.

    4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyers that the statements contained in this Section 4 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of each Closing Date (as though made on and as of such Closing Date as if such Closing Date were substituted for the date of this Agreement throughout this Section 4).

    (a) AUTHORIZATION OF TRANSACTION. Seller has full corporate power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant to this Agreement and the transactions contemplated hereby and to perform its obligations hereunder and thereunder. This Agreement and the other documents and instruments to be executed and delivered by Seller pursuant to this Agreement and the transactions contemplated hereby constitute the valid and legally binding obligations of Seller enforceable in accordance with their respective terms.

    (b) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the condition (financial or otherwise) of Seller. Seller has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties and assets owned and used by it. Seller has no subsidiaries. Attached hereto as Exhibit E and Exhibit F, respectively, are true and correct copies of the Certificate of Incorporation and By-laws of Seller, each as in effect on each Closing Date. Attached hereto as Exhibit G is Seller's Proxy Statement, used in connection with its Annual Meeting which sets forth Seller's proposal to amend its Certificate of Incorporation.

    (c) CAPITALIZATION. The entire authorized capital stock of Seller consists of 10,000,000 Shares, of which 7,414,150 Shares are issued and outstanding and 644,000 Shares are held in treasury; and 976,428 Shares of Preferred Stock, $1.312704617 par value, none of which are outstanding. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in Schedule 4(c) hereto, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Seller to issue, sell, or otherwise cause to become outstanding any of its capital stock. All such options, warrants (including the Warrants), purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments and the Shares issuable upon exercise thereof have been duly authorized, and when issued in accordance with their terms will be validly issued, fully paid and non-assessable. There are no preemptive or first refusal or similar rights binding on Seller to subscribe for or purchase from Seller any Shares pursuant to any provisions of law, the Certificate of Incorporation or By-laws of Seller or by agreement or otherwise. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Shares.

    (d) NONCONTRAVENTION. Except as set forth in Schedule 4(d) hereto, to the Knowledge of Seller, neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the Certificate of Incorporation or By-laws of Seller or (ii) conflict with, result in breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which Seller is bound or to which Seller or its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the condition (financial or otherwise) of Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 4(d) hereto, Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the condition (financial or otherwise) of Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

    (e) BROKERS' FEES. Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

    (f) TITLE TO TANGIBLE ASSETS. Seller has good title to, or a valid leasehold interest in, the tangible assets it uses regularly in the conduct of its businesses.

    (g) FINANCIAL STATEMENTS. Attached hereto as Exhibit E are copies of Seller's annual report on Form 10-K for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for each of the quarters ended March 31, 1997 and June 30, 1997. Included in such reports are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets for the years ending December 31, 1996 and 1995 and statements of income, changes in stockholders' equity, and cash flow as of and for the years ended December 31, 1996, 1995 and 1994 for the Company; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the quarters ended March 31, 1997 and June 30, 1997 (the "QUARTERLY FINANCIAL STATEMENTS"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Seller as of such dates and the results of operations of Seller for such periods; PROVIDED, HOWEVER, that the Quarterly Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

    (h) LEGAL COMPLIANCE. Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the condition (financial or otherwise) of Seller.

    (i)  TAX MATTERS.

         (i) Seller has filed all Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the condition (financial or otherwise) of Seller.

         (ii) Seller has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

         (iii) Seller is not a party to any Income Tax allocation or sharing agreement.

    (j)  REAL PROPERTY

    Seller does not own any real property.

    (k) INTELLECTUAL PROPERTY. Schedule 4(k) herein identifies each application for registration which Seller has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which Seller has granted to any third party with respect to any of its intellectual property.

    (l) CONTRACTS. Schedule 4(l) herein lists all written contracts and other written agreements to which Seller is a party the performance of which will involve consideration in excess of $100,000 per year. Seller has made available to Buyer a correct and complete copy of each contract or other agreement listed in Schedule 4(l) hereto.

    (m) POWERS OF ATTORNEY. Except as set forth in Schedule 4(m), there are no outstanding powers of attorney executed on behalf of Seller.

    (n) LITIGATION. Schedule 4(n) hereto sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the condition (financial or otherwise), assets, liabilities, earnings or business of Seller. Except as set forth in Schedule 4(n) hereto, Seller does not know nor have any reason to know of any basis for any such claim, action, suit, proceeding or investigation and no such claim, action, suit, proceeding or investigation has been pending during the two-year period preceding the date hereof.

    (o)  Employee Benefits.

         (i) Schedule 4(o) hereto lists each Employee Benefit Plan that is sponsored, maintained or contributed to or required to be contributed to by the Seller or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the condition (financial or otherwise) of Seller.

               (B) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (C) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code
         Section 401(a).

               (D) Seller has made available to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

               (E) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted.

               (F) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the condition (financial or otherwise) of Seller.

               (G) Neither Seller nor any ERISA Affiliate has incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (H) The aggregate withdrawal liability of Seller and any and all ERISA Affiliates, computed as if a complete withdrawal by Seller and such ERISA Affiliates had occurred under each Multiemployer Plan on the date hereof, would not exceed $10,000.

    (p)  NO UNDISCLOSED OR CONTINGENT LIABILITIES.  Except as set forth in
Schedule 4(p) hereto, Seller has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in Seller's Financial

Statements, except for commercial liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof, no one of which is in excess of, $50,000 (counting obligations and liabilities arising from one transaction or a series of related transactions over any three month period, and all periodic installments or payments under any lease or other agreement providing for periodic or installment payments, as a single obligation or liability) and Seller has no Knowledge of any basis for the transaction against it of any liability or obligation of any nature whatsoever not fully reflected or reserved against in the Financial Statements or set forth in Schedule 4(p) hereto.

    (q) ABSENCE OF CERTAIN CHANGES. With respect to the business of Seller, except as and to the extent set forth in Schedule 4(q) hereto, since July 31, 1997, Seller has not:

         (i) suffered any material adverse change in its condition (financial or otherwise), assets, liabilities (absolute, accrued, contingent or otherwise), business, prospects or operations, or experienced any labor difficulty, or suffered any casualty loss (whether or not insured);

         (ii) incurred any obligations or liabilities of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than obligations and liabilities incurred in the ordinary course of business and consistent with past practice no one of which is in excess of $50,000 (counting obligations and liabilities arising from one transaction or a series of related transactions over any three month period, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability) or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

         (iii) paid, discharged or satisfied any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, liens, encumbrances or liabilities (i) which are reflected or reserved against in the Financial Statements, and which were paid, discharged or satisfied since the date of the most recent Financial Statements in the ordinary course of business and consistent with past practice, or (ii) which were incurred and paid, discharged or satisfied since the date of the most recent Financial Statements in the ordinary course of business and consistent with past practice;

         (iv) permitted or allowed any of the properties or assets, real, principal or mixed, tangible or intangible, of or used by Seller, to be mortgaged, pledged or subjected to any lien or encumbrance;

         (v) written down or written up the value of any inventory, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs, write-ups and write-offs in the ordinary course of business consistent with past practice;

         (vi) cancelled any other debts or claims, or waived any rights of substantial value, or sold, transferred or otherwise disposed of any of the properties or assets, real, personal or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice;

         (vii) disposed of or permitted to lapse any patent, trademark, assumed name, service mark, trade name or copyright application or license or under which Seller has any right or license, or disposed of or disclosed to any person any trade secret, formula, process or know-how of Seller or under which Seller has any right or license;

         (viii) granted any general uniform increase in the compensation of employees (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), or any increase in any such compensation payable or to become payable to any officer or employee thereof; and no such increase (whether general or otherwise) is required;

         (ix) made any single capital expenditure or commitment in excess of $50,000 for additions to property, plant or equipment, or made aggregate capital expenditures or commitments in excess of $250,000 for additions to property, plant or equipment;

         (x) made any change in any method of accounting or accounting practice or policy; made any loan or advance (other than advances to employees in the ordinary course of business or travel and expenses disbursement in accordance with the past practice, but not in excess of $3,000 at any one time outstanding) to any person who is an officer, director or employee of Seller;

         (xi) declared or paid any dividend or purchased any of its outstanding shares of capital stock;

         (xii) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 4(q);

    (r) PATENTS, TRADE NAMES, TRADEMARKS, ETC. With respect to Seller's business, Schedule 4(r) hereto sets forth an accurate and complete description of all patents, trademarks, trade names, assumed names, copyrights, technology, know-how, formulae and processes, and all applications therefor, presently owned or held by Seller, under which Seller owns or holds any license or other interest. The name "PC Quote, Inc." and such other names and marks as are designated in Schedule 4(r) hereto and the use thereof by Seller, do not, to the Seller's Knowledge, infringe on any patents, trademarks or copyrights or any other rights of any person. Seller does not know nor have any reason to believe that there are any claims of third parties to the use of any such names or any similar names, and there is no basis for any such claim or claims. Except as set forth in Schedule 4(r) hereto, Seller has the sole and exclusive right to use the patents, trademarks, trade names, copyrights, technology, know-how, formulae and processes referred to in such Schedule 4(r), and the consummation of the transactions contemplated hereby will not alter or impair any such rights.
No services
provided or products manufactured or sold by Seller, nor any patents, formulae, processes, know-how, trade secrets, trademarks, trade names, assumed names, copyrights or designations used in its business, infringe on any patents, trademarks or copyrights, or any other rights of any person or corporate entity, and no claims have been made against Seller in such connection except as disclosed on Schedule 4(n) hereto.

    (s) INSURANCE. Schedule 4(s) hereto sets forth a complete and accurate list and description, including but not limited to annual premiums thereon and the deductibles thereunder, of all policies of fire, comprehensive general liability including product liability and worker's compensation insurance presently in effect with respect to Seller, two copies of which have heretofore been delivered to Buyer. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of Seller of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated.
 Seller has not been refused any insurance with respect to any aspect of its operations, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years.

    (t)  PRODUCTS.

         1. Except as set forth in Schedule 4(t) hereto, there exists no set of facts (i) which could furnish a basis for the recall, withdrawal, suspension or cancellation of any product registration, product license, manufacturing license, wholesale dealers license, export license or other governmental license, approval or consent of any governmental or regulatory agency with respect to any product developed, manufactured, distributed or sold by Seller (a "Product"), (ii) which could furnish a basis for the recall, withdrawal or suspension by order of any state, federal or foreign court of law of any Product, or (iii) which could have a material adverse effect on the continued operation of any facility of Seller or which could otherwise cause Seller to recall, withdraw or suspend any such Product from the market or to change the marketing clarification of any such Product.

         2. Each product manufactured by Seller has in all material respects been manufactured in accordance with the specifications under which such Product normally is and has been manufactured and the provisions of all applicable laws or regulations including, without limitation, any applicable governmental regulatory authorities.

    (u)  ENVIRONMENTAL PROTECTION.

         In connection with its business operations, Seller has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes; to the best of its knowledge after due investigation, Seller is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand latter issued, entered, promulgated or approved thereunder. Seller is not aware of, and has not received notice of, past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the omission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

    5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and (i) each Closing Date or
(ii) termination of this Agreement.

    (a) GENERAL. Each of the Parties will use his or its reasonable best efforts to take any action and to do all things reasonably necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions precedent to closing set forth in Section 2 and Section 7 hereof).

    (b) NOTICES AND CONSENTS. Seller will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that Buyers reasonably may request in connection with the matters referred to in
Section 4(d) above.

    (c) OPERATION OF BUSINESS. Except for transactions contemplated hereby, Seller will not engage in, take any action, or enter into any transaction outside the Ordinary Course of Business.

    (d) FULL ACCESS. Seller will permit representatives of Buyers to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Seller. Buyers will treat and hold as such any Confidential Information received from Seller in the course of the reviews contemplated by this Section 5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Seller all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

    (e) NOTICE OFDEVELOPMENTS. Seller shall notify Buyers of any development causing a breach of any of the representations and warranties in
Section 4 above. Unless Buyers have the right to terminate this Agreement pursuant to Section 9(a)(ii) below by reason of the development and exercise that right within the period referred to in Section 9(a)(ii) below, the written notice pursuant to this Section 5(e)(i) will be deemed to have amended the relevant Schedule, if any, to have qualified the representations and warranties contained in Section 4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

    (f) EXCLUSIVITY. Until twenty-eight days from the date hereof, Seller shall not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Seller (including any acquisition structured as a merger, consolidation, or share exchange); PROVIDED, HOWEVER, that Seller and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require and shall keep Buyers informed thereof.

    6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

    (a) GENERAL. In case at any time after any Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).

    (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to any Closing Date involving Seller, each of the other Parties shall cooperate with him or it and his or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of Seller (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

    (c) RIGHTS OFFERING. Seller shall use its best efforts to prepare, file with the Securities and Exchange Commission and have declared effective a Registration Statement covering an offering of rights to its existing stockholders (other than Buyers) to subscribe for the purchase of one additional Share for each Share of Seller owned by such stockholders as of the record date. In the event the Rights Offering is not completed on or before January 24, 1998, Buyers shall receive from the Escrow Agent Additional Warrants to purchase up to an aggregate of 250,000 shares. In the event the Rights Offering is not completed on or before February 28, 1998, Buyers shall have the right, in their discretion, (i) to extend the time for completion of the Rights Offering, or (ii) to (A) terminate Seller's obligation to complete the Rights Offering and (B) terminate Seller's right to repurchase from Buyers four million of the

Shares purchased by Buyers hereunder and (C) receive from the Escrow Agent Additional Warrants to purchase up to an aggregate of 250,000 Shares.

    (d) REPURCHASE OF SHARES FROM BUYERS. Seller covenants and agrees that the proceeds from the sale of the first 4 million Shares sold by Seller pursuant to the Rights Offering will be used to repurchase 4 million Shares from Buyers at a price to Seller of $1.00 per Share.

    (e) RESERVATION OF SHARES. Seller will reserve a sufficient number of Shares for issuance upon the exercise of the Warrants and the other options, etc. set forth in Schedule 4(b) hereto.

    (f) REGISTRATION RIGHTS. As soon as practicable after the First Closing Date, Seller shall use its best efforts to register with the Securities and Exchange Commission one million of the Shares purchased by Buyers hereunder on a Registration Statement on Form S-3 (if appropriate) and, in the event the Rights Offering is not completed, to amend such Registration Statement to include the remaining Shares purchased by Buyers hereunder. Buyers agree to cooperate fully in such registration effort.

    (g) DELIVERY OF RESOLUTIONS ADOPTED. Seller shall deliver to Buyers copies of any and all resolutions adopted by the shareholders of Seller at the Shareholders Meeting.

    (h) NEGATIVE COVENANTS. Seller covenants and agrees that, until the earlier of (i) such time as Seller completes the Rights Offering and repurchases from Buyers four million Shares as contemplated by Section 6(d) hereof or (ii) February 28, 1998, Seller will not do any of the following without the prior written consent of Buyers, which shall not be unreasonably withheld:

         (i) DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (each of the foregoing, a "Transfer"), all or any part of its business or property, other than: (i) Transfers of non-exclusive licenses and similar arrangements for the use of Seller's services; or (ii) Transfers of worn-out or obsolete equipment.

         (ii) MERGERS OR ACQUISITIONS. Merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of another Person.

         (iii) DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock except with respect to any obligations in existence as of the date hereof and set forth on Schedule 6(h) hereto.

         (iv) TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Seller except for transactions set forth in Schedule 6(h) hereto involving agreements that are in place at the date hereof or that are in the ordinary course of Seller's business, upon fair and reasonable terms that are no less favorable to Seller than would be obtained in an arm's length transaction with a nonaffiliated Person.

    7.   ADDITIONAL CONDITIONS PRECEDENT.

    (a) CONDITIONS TO OBLIGATION OF BUYERS. The obligation of Buyers to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

         (i) Buyers shall have completed a reasonable due diligence investigation satisfactory to Buyers on or before the First Closing Date;

         (ii) the representations and warranties of Seller set forth in Section 4 above shall be true and correct in all material respects at and as of each Closing Date;

         (iii) Seller shall have performed and complied with all of its covenants hereunder in all material respects through each Closing Date ;

         (iv) there shall not be any injunction, judgment, order, or decree enjoining the transactions contemplated by this Agreement;

         (v) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Buyers.

Buyers may waive any condition specified in this Section 7(a) upon execution of a writing so stating at or prior to each Closing Date.

    (b) CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

         (i) the representations and warranties of Buyers set forth in Section 3 above shall be true and correct in all material respects at and as of each Closing Date;

         (ii) Buyers shall have performed and complied with all of its covenants hereunder in all material respects through each Closing Date;

         (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

         (iv) all actions to be taken by Buyers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to each Closing Date.

    8.   REMEDIES FOR BREACHES OF THIS AGREEMENT.

    (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Seller contained in Section 4 above shall survive this Agreement and continue in full force and effect for a period of one year thereafter.

    (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYERS. In the event Seller breaches any of its representations, warranties, or covenants contained herein, it shall so notify Buyers and provided that Buyer makes a written claim for indemnification against Seller pursuant to Section 10 below within such survival period, then Seller agrees to indemnify Buyers from and against the entirety of any Adverse Consequences Buyers shall suffer through and after the date of the claim for indemnification caused by the breach.

    (c)  MATTERS INVOLVING THIRD PARTIES.

         (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 8, then the Indemnified Party shall promptly (and in any event within [five business days] after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

         (ii) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party; provided, HOWEVER, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

         (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 8(c)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate.

         (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties, not to be unreasonably withheld.

    (d) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

    (e) OTHER INDEMNIFICATION PROVISIONS. The indemnification provisions in this Section 8 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

    9.   TERMINATION.

    (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below

         (i) Buyers and Seller may terminate this Agreement by mutual written consent at any time prior to the First Closing Date;

         (ii) Buyers may terminate this Agreement by giving written notice to Seller at any time prior to the First Closing Date in the event (A) Seller has given Buyers any notice pursuant to Section 5(e) above and (B) the development that is the subject of the notice has had, or reasonably believes will have, a material adverse effect upon the condition (financial or otherwise) of Seller;

         (iii) Buyers may terminate this Agreement by giving written notice to Seller at any time prior to the First Closing Date (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyers have notified Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the First Closing shall not have occurred on or before October 16, 1997, by reason of the failure of any condition precedent under Section 2 or Section 7 hereof (unless the failure results primarily from any breach by Buyers of any material representation, warranty, or covenant contained in this Agreement); and

         (iv) Seller may terminate this Agreement by giving written notice to Buyers at any time prior to the First Closing Date (A) in the event either Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified each Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the first Closing shall not have occurred on or before October 15, 1997, by reason of the failure of any condition precedent under Section 2 or Section 7 hereof (unless the failure results primarily from Seller breaching any material representation, warranty, or covenant contained in this Agreement).

    (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); PROVIDED, HOWEVER, that the confidentiality provisions contained in Section 5(d) above shall survive termination.

    10.  MISCELLANEOUS.

    (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the First Closing Date, without the prior written approval of Buyers and Seller; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

    (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

    (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

    (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other.

    (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

    If to Seller:

         P.C. Quote Inc.
         300 South Wacker, Suite 300
         Chicago, Illinois  60606
         Attn:  Jim Porter

    If to Buyers:

         Imprimis Investors LLC
         c/o Wexford Management LLC
         411 West Putnam Avenue
         Greenwich, Connecticut  06830
         Attn:  Frank Plimpton

    and to:

         Wexford Spectrum Investors LLC
         c/o Wexford Management LLC
         411 West Putnam Avenue
         Greenwich, Connecticut  06830
         Attn:  Frank Plimpton

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

    (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

    (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    (k) EXPENSES. Each Party bears its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that Seller will reimburse Buyers a maximum of $25,000 for such expenses.

    (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

    (m) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

    (n) THE CLOSINGS. The closings of the transactions contemplated by this Agreement shall take place at the offices of Wildman, Harrold, Allen & Dixon in Chicago, Illinois, commencing at 9:00 a.m. local time on each Closing Date or on such other time(s) and date(s) mutually agreed by the Parties.

                                      * * * * *


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


    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


IMPRIMIS INVESTORS LLC

By:    WEXFORD MANAGEMENT LLC, a
       Delaware limited liability company,
       its manager

By:
     ---------------------------------------
     Name:  Frank S. Plimpton
     Title:  Vice President


WEXFORD SPECTRUM INVESTORS LLC

By:    WEXFORD MANAGEMENT LLC,
       a Delaware limited liability company,
       its manager

By:
     ---------------------------------------
     Name:  Frank S. Plimpton
     Title:  Vice President


PC QUOTE, INC.

By:
     ---------------------------------------
     Name:  Jim R. Porter
     Title:  Chief Executive Officer





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